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                                                                    Exhibit 5.1

                                   May 14, 2004


CyberGuard Corporation
2000 West Commercial Boulevard, Suite 200
Fort Lauderdale, Florida 33309

         Re:      CyberGuard Corporation -- Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the registration statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), by CyberGuard Corporation, a Florida corporation (the "Company"), with respect to the proposed offering by certain selling stockholders of the Company of up to 4,117,213 shares (the "Shares") of the common stock of the Company, $0.01 par value per share.

         In connection with the foregoing registration, we have acted as counsel for the Company and have examined the proceedings taken by the Company in connection with the sale of the Shares. We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

         Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

         The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Boult, Cummings, Conners and Berry, PLC